                                                                   EXHIBIT 4.16
                                                                [EXECUTION COPY]

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                              DEPOSITARY AGREEMENT

                           dated as of March 4, 1998


                                    between


                         DOLLAR THRIFTY FUNDING CORP.,


                                   as Issuer

                                      and


                             BANKERS TRUST COMPANY,

                                 as Depositary



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
                               TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1.         Establishment of Accounts; Proceeds of Commercial Paper Notes  . . . . . . . . . . . . . . . . . . . 2
SECTION 2.         Commercial Paper Notes Delivered for Safekeeping   . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 3.         Issuance of Commercial Paper Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 4.         Delivery of Commercial Paper Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 5.         Payment of Commercial Paper Notes at Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 6.         Book Entry Commercial Paper Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 7.         Inspection of Documents by Commercial Paper Note Holders   . . . . . . . . . . . . . . . . . . . .  13
SECTION 8.         Expenses and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 9.         Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 10.        Term and Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 11.        Amendments and Modifications   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 12.        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 13.        Binding Effect; Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 14.        GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 15.        Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 16.        Conditions Precedent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 17.        Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 18.        No Petition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 19.        Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 20.        No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 21.        Limited Recourse to DTFC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 22.        Merger or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 23.        Amortization Event   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 24.        Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 25.        Waiver of Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 26.        Additional Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Exhibit A          - Form of Commercial Paper Note
Exhibit B          - Form of Incumbency Certificate
Exhibit C          - Reserved
Exhibit D          - Form of DTC Letter of Representations
Exhibit E          - Form of Commercial Paper Master Note
Exhibit F          - Form of Note Direct
Exhibit G          - Form of Fee Letter

                                                                   March 4, 1998

Bankers Trust Company
4 Albany Street
New York, New York  10006

Attention: Corporate Trust and Agency Group / Commercial Paper Group

         Re:  Dollar Thrifty Funding Corp. - Commercial Paper


Ladies and Gentlemen:

         This will confirm the arrangements made with Bankers Trust Company (the "Depositary") by the undersigned, Dollar Thrifty Funding Corp. ("DTFC" or the "Issuer"), whereby you have agreed to act as depositary for safekeeping of certain short-term promissory notes of DTFC (the "Commercial Paper Notes") and as issuing and paying agent on behalf of DTFC in connection with the issuance and payment of the Commercial Paper Notes, and to undertake certain obligations as described below on behalf of holders of the Commercial Paper Notes. The Depositary has advised the undersigned that it has arranged for The Depository Trust Company ("DTC" or the "Sub-Agent") to act as its sub-agent for certain purposes of this Depositary Agreement (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement").

         The Commercial Paper Notes will be issued on the terms and subject to the conditions set forth herein and pursuant to the Liquidity Agreement (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms, the "Liquidity Agreement"), dated as of March 4, 1998, among DTFC, certain financial institutions as Liquidity Lenders (the "Liquidity Lenders") and Credit Suisse First Boston, a Swiss banking corporation (the "Liquidity Agent"), and be supported by the Series 1998-1 Letter of Credit. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in Annex A to, or incorporated by reference in, the Liquidity Agreement.

         The Commercial Paper Notes will be entitled to the benefits of this Agreement, the Liquidity Agreement, the Collateral Agreement, the Base Indenture, the Series 1998-1 Supplement and the Series 1998-1 Letter of Credit.

         This Agreement will govern your rights, powers and duties as such Depositary, issuing and paying agent and, in certain circumstances, as agent with respect to the Commercial Paper Notes issued pursuant to this Agreement. No implied covenants shall be read into this Agreement against you. You shall have no liability to DTFC, any Liquidity Lender, the Credit Enhancer or the Holder of any Commercial Paper Note for the performance of any of the terms of the Liquidity Agreement, the Collateral Agreement, the Base Indenture, the Series 1998-1 Supplement or the Series 1998-1 Letter of Credit except as expressly provided herein.

         SECTION 1. Establishment of Accounts; Proceeds of Commercial Paper Notes. For the purposes of this Agreement and the Liquidity Agreement you have established, in the name of DTFC for the exclusive benefit of the Holders, from time to time, of the Commercial Paper Notes Outstanding, a segregated trust account in the corporate trust department at Bankers Trust Company, Account No. 25291 (being referred to herein and in the Liquidity Agreement as the "Commercial Paper Account") over which you shall have exclusive dominion and control and the sole right of withdrawal. All proceeds of the sale on any day of Commercial Paper Notes issued hereunder shall be deposited by you in the Commercial Paper Account to the extent necessary to provide for the payment of unpaid matured Commercial Paper Notes or Commercial Paper Notes maturing on such day, whether or not presented to the Depositary for payment; the proceeds in excess of the amount required to pay unpaid matured Commercial Paper Notes or Commercial Paper Notes maturing on such day, whether or not presented to the Depositary for payment, shall be remitted to the Collateral Agent for deposit into the Collateral Account on such day. All funds at any time on deposit in the Commercial Paper Account shall be held in trust by you for the exclusive benefit of the Holders, from time to time, of the Commercial Paper Notes Outstanding in accordance with the terms of this Agreement; and no application shall be made of such funds except to repay advances by you made pursuant to
Section 5 hereof or to pay matured Commercial Paper Notes in accordance with the terms hereof. DTFC shall have no legal, equitable or beneficial interest in the Commercial Paper Account. You agree to give DTFC, the Liquidity Agent, the Rating Agencies and the Dealers immediate notice if you receive written notice that the Commercial Paper Account or any funds on deposit in the Commercial Paper Account have become subject to any stay, writ, judgment, warrant of attachment, execution or similar process.

         SECTION 2. Commercial Paper Notes Delivered for Safekeeping. At any time and from time to time during the term of this Agreement, DTFC may deliver to your attention at your address set forth in Section 12, Commercial Paper Notes in substantially the form of Exhibit A to this Agreement (the "Certificated Notes") which shall be consecutively numbered and bear such other identification as DTFC may deem appropriate and shall be manually signed or signed in facsimile in such manner as is acceptable to you on behalf of DTFC by an Authorized Signatory (as defined below) of DTFC (notwithstanding whether such person shall thereafter cease to be an Authorized Signatory), but shall otherwise be incomplete. The Depositary shall not have any responsibility to DTFC to determine by what means a facsimile signature may have been affixed to the Commercial Paper Notes or to determine whether any facsimile signature or manual signature is genuine or if such facsimile signature or manual signature resembles the specimen signature on file with the Depositary. Each Commercial Paper Note (including any Master Note (as defined in Section 6(b) hereof)), or group of Commercial Paper Notes at one time, delivered to you shall be accompanied by a letter from DTFC identifying the Commercial Paper Note or Commercial Paper Notes transmitted therewith, and you shall acknowledge receipt of such Commercial Paper Note or Commercial Paper Notes on the copy of such letter or some other form of written receipt deemed appropriate by you and DTFC at the time of delivery to you of such Commercial Paper Note or Commercial Paper Notes. Pending the issuance of Commercial Paper Notes as provided in Section 3 hereof, all Commercial Paper Notes delivered to you shall be held by you for the account of DTFC for safekeeping in accordance with the Depositary's customary practices. DTFC shall bear the sole risk of wastage of Certificated Notes as a result of administrative or operational errors during the process of their completion pursuant to this Agreement, other than errors attributable to the Depositary's gross negligence or willful misconduct. DTFC shall maintain with the Depositary at all times a supply of Certificated Notes sufficient to enable the Depositary to perform the operations contemplated by this Agreement. The Depositary shall forward to DTFC the original and all copies of any matured, spoiled, mutilated, or incorrectly completed Certificated Note, properly canceled.

         Prior to the issuance of any Commercial Paper Notes, DTFC will furnish to you, and from time to time hereafter may furnish to you, a certificate (substantially in the form of Exhibit B hereto) (hereinafter called an "Incumbency Certificate") of the Secretary or an Assistant Secretary of DTFC, identifying and certifying the incumbency and specimen signatures of (i) the officers or agents ("Authorized Signatories") of DTFC authorized to execute Commercial Paper Notes (including the Master Notes) on behalf of DTFC, and (ii) the officers or agents ("Authorized Representatives") of DTFC who are otherwise authorized to act and give instructions and notices on behalf of DTFC hereunder. Until you receive a subsequent Incumbency Certificate, or unless a Designated Person (as defined below) shall have actual knowledge of the lack of authority of any individual, you shall be entitled to rely on the last such Incumbency Certificate delivered to you for purposes of determining Authorized Signatories and Authorized Representatives.

         For purposes of this Agreement, you hereby acknowledge that any Managing Director, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of your Corporate Trust and Agency Group in New York, New York, shall be authorized to act hereunder on your behalf as a designated person (each, a "Designated Person") and to receive notices and instructions delivered hereunder.

         SECTION 3. Issuance of Commercial Paper Notes. (a) From time to time during the term of this Agreement, and upon your timely receipt of written (including electronically transmitted writings) or telephonic instructions (subject to written confirmation, in the case of telephonic instructions, as provided in paragraph (b) of this Section 3) in respect of any Commercial Paper Note, not later than 1:00 p.m. (New York City time) on the date of issuance thereof from an Authorized Representative, you shall: (i) in the case of Certificated Notes, withdraw designated Commercial Paper Notes from safekeeping and, in accordance with the instructions received, take the following action with respect to each such Certificated Note:

                 (A) date each such Certificated Note the date of issuance thereof (which shall be a Business Day) and insert (w) the maturity date thereof (which shall be a Business Day and which shall not be later than (i) three Business Days prior to the earliest of the Scheduled Liquidity Commitment Termination Date and the Series 1998-1 Letter of Credit Expiration Date in effect on the date of issuance thereof and (ii) the 58th day following the date of issuance thereof),
         (x) the face amount (which shall be at least $100,000 and an integral multiple of $1,000 thereafter) thereof in figures and, if so directed by an Authorized Representative, strike the word "Bearer" (if applicable) and insert the name, address and taxpayer identification number of the payee thereof (y) the Cusip Number and (z) the issue price (for discounted notes) or the interest rate (for interest bearing notes);

                 (B) authenticate each such Certificated Note by countersigning it for authentication in the space provided thereon;

                 (C) deliver each such Certificated Note to the Dealer specified in such instructions, or to the applicable Holder if any, designated by such Dealer for the account of such Dealer against receipt of payment of the amount set forth in the instructions of DTFC delivered in respect thereof as provided in Section 4 hereof; and

                 (D) send a copy of each such Certificated Note to DTFC, and upon written request therefor to the Liquidity Agent and the Collateral Agent on or promptly following the date of issuance thereof; and


(ii) in the case of Book Entry CP Notes (as defined in Section 6 hereof), enter an issuance instruction (a "Book Entry Issuance Instruction") in the book entry system of DTC in accordance with the Book Entry Procedures (as defined in Section 6 hereof), which instruction shall provide the issuance information set forth in clause (i) above with respect to such Book Entry CP Notes and specify the party to whom such Book Entry CP Notes shall be issued.

         Notwithstanding the foregoing, no Commercial Paper Note shall be issued hereunder if,

                 (A) DTFC and the Depositary have received written instructions then in effect from the Liquidity Agent (copies of which will also be sent to the Dealer), given in accordance with Section 2.1 of the Liquidity Agreement not to issue or deliver Commercial Paper Notes because (i) DTFC shall have terminated the Aggregate Liquidity Commitment pursuant to Section 3.3 of the Liquidity Agreement, (ii) the Aggregate Liquidity Commitment is otherwise terminated in whole for any reason in accordance with the Liquidity Agreement, (iii) the Commercial Paper Account or any funds on deposit in, or otherwise to the credit of, the Commercial Paper Account are or have become subject to any stay, writ, judgment, warrant of attachment, execution or similar process; provided, however, that if any such stay, writ, judgment, warrant or attachment, execution or similar process is removed or dismissed, DTFC may recommence the issuance and sale of Commercial Paper Notes, or (iv) any other condition precedent to issuance in Section 2.1 of the Liquidity Agreement shall not have been met,

                 (B) after giving effect to such issuance and the use of the proceeds thereof, the sum of the Aggregate Outstanding CP and the aggregate principal amount of all Liquidity Advances Outstanding would, net of any amounts on deposit at such time in the Collateral Account and the Series 1998-1 Collection Account set aside for the repayment of the principal of Liquidity Advances, exceed the Aggregate Liquidity Commitment plus the Series 1998-1 Letter of Credit Amount (which determination shall be made by the Depositary by reference to the information to be set forth in the report referred to below),

                 (C) after giving effect to such issuance and the use of proceeds thereof, the Aggregate Outstandings would exceed the CP Borrowing Base,

                 (D) you shall have received written notice that any condition precedent specified in Section 2.2 of the Liquidity Agreement with respect to such issuance has not been satisfied,

                 (E) you shall have received written notice that any Liquidity Agreement Amortization Event or any Limited Liquidity Agreement Amortization Event as specified in Sections 9.2 and 9.4 of the Liquidity Agreement has occurred, or

                 (F) you shall have received notice that any of the Accounts (as defined in Section 5.01 of the Collateral Agreement) or the Series 1998-1 Cash Collateral Account is subject to any stay, writ, judgment, warrant of attachment, execution or other similar process as specified in Section 5.01 of the Collateral Agreement.

In this connection the Collateral Agent will provide you at the opening of business on each such day of issuance with a report based on information as of the immediately preceding Business Day as to the aggregate principal amount of all Liquidity Advances Outstanding and interest accrued thereon and the information required to make the determinations set forth in clauses (B) and
(C) above, and the Series 1998-1 Letter of Credit Amount and the CP Borrowing Base or any change in any of such amounts, and satisfaction of the conditions precedent referred to in clause (D) above, and at the time of delivering or issuing Commercial Paper Notes you may rely on the last such report so received in determining the amount of Commercial Paper Notes that may then be issued.
In addition, if the Collateral Agent is unable to obtain such information electronically from the Depositary or the Dealers and the Collateral Agent has requested such notification, you shall notify the Collateral Agent on each day of the Aggregate Face Amount of Commercial Paper Notes Outstanding as reflected by your records. The Depositary shall make such information electronically or otherwise available to DTFC, the Collateral Agent and the Liquidity Agent. The Depositary shall also make available to DTFC pursuant to "Noteline Direct" under the terms specified in Exhibit F hereto the information required by DTFC for purposes of calculating the CP Rate. If any information required to be provided by the Collateral Agent hereunder is not available to the Collateral Agent, DTFC agrees to provide such information to the Collateral Agent to the extent DTFC possesses such information.

         (b) No Commercial Paper Note will be authenticated and delivered, and no Book Entry Issuance Instruction shall be given, by you unless you shall have received, in your reasonable judgment, complete instructions from an Authorized Representative as to the matters specified above in clause (i)(A) and clause
(ii) of paragraph (a) of this Section 3 and, in the case of Certificated Notes as specified above in clause (i)(A) and (C) of paragraph (a) of this Section 3. Any instructions given to you by an Authorized Representative to authenticate and deliver Certificated Notes or to enter a Book Entry Issuance Instruction hereunder shall constitute a representation and warranty on the part of DTFC that (i) such Commercial Paper Note is the valid, enforceable and binding obligation of the Issuer; (ii) such Commercial Paper Note is being issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law; (iii) the issuance of such Commercial Paper Notes will not violate or contravene any applicable law, rule, regulation, order or contractual agreement binding upon DTFC (including, as appropriate and without limitation, any securities law or law pertaining to investment companies or any order of any court, governmental agency or regulatory authority) and will be in conformity with the terms hereof and of the Liquidity Agreement and all such Commercial Paper Notes are legal, valid and binding and enforceable against DTFC in accordance with their terms.

         Notwithstanding any instructions received by you from an Authorized Representative, you shall not deliver Commercial Paper Notes or enter any Book Entry Issuance Instruction on any date pursuant to such instructions if a Designated Person shall receive by 9:00 a.m. (New York City time) on such date written instructions from the Liquidity Agent pursuant to Section 2.1(a) of the Liquidity Agreement instructing the Depositary not to deliver Commercial Paper Notes or to enter Book Entry Issuance Instructions, until such written instructions from the Liquidity Agent are revoked or superseded by further instructions from the party originally giving the same.

         Any telephonic or electronic instructions given to you by an Authorized Representative shall be confirmed in writing or electronically by such Authorized Representative within twenty-four hours after the same are received by you, and you shall incur no liability for acting in accordance with any such telephonic instructions reasonably believed by you in good faith to have been given by an Authorized Representative.

         DTFC is granted a personal, non-transferable and non-exclusive right to use the instruction and reporting communication service Noteline Direct ("Noteline Direct") to transmit through the Noteline Direct system instructions made pursuant to Section 3 hereof. DTFC may, by separate agreement between DTFC and one or more of the Dealers (each, an "Agent"), authorize the Agent(s) to access Noteline Direct directly for the purposes of transmitting instructions to you or obtaining reports with respect to the Commercial Paper Notes.

         DTFC acknowledges that (a) some or all of the services utilized in connection with Noteline Direct are furnished by Digital Transactions Inc. ("DTI"), Dynamic Microprocessor Associates Inc. ("DMA") and Bankers Trust Company, (b) Noteline Direct is provided to DTFC "AS IS" without warranties or representations of any kind whatsoever by DTI, DMA or you, and (c) Noteline Direct is proprietary and confidential property disclosed to DTFC in confidence and only on the terms and conditions and for the purposes set forth in this Agreement.

         By this Agreement, DTFC acquires no title, ownership or sublicensing rights whatsoever in Noteline Direct or in any trade secret, trademark, copyright or patent of your bank, DTI, or DMA now or to become applicable to Noteline Direct. DTFC may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute Noteline Direct for any purpose without your prior written consent and, where necessary, DTI and DMA (except for the access to Noteline Direct by the Agent(s) as provided in this section).

         In the event (a) any action is taken or threatened which may result in a disclosure or transfer of Noteline Direct or any part thereof, other than as authorized by this Agreement, or (b) the use of any trademark, trade name, service mark, service name, copyright or patent of your bank, DTI or DMA by DTFC amounts to unfair competition, or otherwise constitutes a possible violation of any kind, then you, DTI and DMA shall each have the right to take any and all action deemed necessary to protect their rights in Noteline Direct, and to avoid the substantial and irreparable damage which would result from such disclosure, transfer or use, including the immediate termination of DTFC's right to use Noteline Direct.

         To permit the use of Noteline Direct to issue instructions or obtain reports with respect to the Commercial Paper Notes, you will supply DTFC with an identification number and initial passwords. From time to time thereafter, DTFC will keep all information relating to its identification number and passwords strictly confidential and will be responsible for the maintenance of adequate security over its customer identification number and passwords. For security purposes, DTFC should change its passwords frequently (at least once a year).

         Instructions transmitted over Noteline Direct and received by you pursuant to Section 3 hereof accompanied by DTFC's identification number and the passwords, shall be deemed conclusive evidence that such instructions are correct and complete and that the issuance or redemption of the Note(s) directed thereby has been duly authorized by DTFC.

         SECTION 4. Delivery of Commercial Paper Notes. No Certificated Note shall be delivered by you to any Dealer or the applicable investor except against receipt therefor. A Certificated Note shall be deemed delivered against receipt for purposes of this Section 4 if the net proceeds of such Certificated Note are received by you in immediately available funds at the time of your delivery of such Certificated Note to any Dealer or the applicable Holder or if, at the time you deliver such Certificated Note to such Dealer or such Holder you receive such Dealer's receipt for the delivery in customary form. In accordance with the custom in the commercial paper market, delivery of such receipt shall obligate such Dealer to deliver or cause to be delivered to you the purchase price of such Certificated Notes in immediately available funds prior to your close of business on such day. Should you deliver any Certificated Notes against receipt as provided in the second sentence of this Section 4 you shall have no responsibility or liability for the credit risks involved in your delivery of such Certificated Notes to those persons who shall be designated by an Authorized Representative or for the failure of such persons to effectuate payment therefor as herein contemplated. It is understood that, as a matter of bookkeeping convenience, the Depositary may credit the Commercial Paper Account with the proceeds of Commercial Paper Notes prior to its actual receipt of final payment therefor and that such bookkeeping credits may be reflected on the Depositary's books, and otherwise, as "immediately available funds" or "same day funds" or by some other similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditioned upon the Depositary's receipt of final payment and may be reversed by the Depositary to the extent that such final payment is not received. DTFC agrees to indemnify and hold the Depositary (which, for purposes of this sentence shall include its directors, officers, employees and agents) harmless from any loss which the Depositary may suffer and any expense (including the reasonable fees and expenses of counsel) which the Depositary may incur as a result of the failure of any purchaser to remit payment in full for any Commercial Paper Notes (other than any loss or expense resulting from the gross negligence or willful misconduct of the Depositary or any director, officer, employee or agent thereof) and, without limiting the generality of the foregoing, DTFC agrees that, immediately upon notification from the Depositary of failure of a purchaser to remit payment, DTFC shall reimburse the Depositary in immediately available funds any amount credited to DTFC in anticipation of receipt of such payment plus any applicable overdraft fees and interest thereon for each day such proceeds remain unreimbursed. The overdraft charges and rate of interest payable by DTFC to the Depositary shall be that provided for either (i) under arrangements with respect to overdraft advances in effect at the time between DTFC and the Depositary or (ii) if no such arrangements are then in effect, in the Depositary's standard fee schedule for overdrafts.

         For purposes of this Section 4, payment for any Commercial Paper Notes shall not be irrevocable and final until the Depositary shall have received from or on behalf of the account of the purchaser of such Commercial Paper Notes immediately available funds which under applicable law and rule are irreversible, which are not subject to any security interest, levy or other encumbrance enforceable against the Depositary or DTFC, and which are specifically applicable or determined by the Depositary to be applicable to the payment of such Commercial Paper Notes. A debit by the Depositary to any account of a person to whom or for whose account such Commercial Paper Notes shall have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the Depositary of immediately available, irreversible and unencumbered funds.

         At the close of business on each Business Day on which Commercial Paper Notes are issued or mature, you shall prepare a written statement containing, or otherwise make electronically available, the following information provided the Issuer delivers such request in writing: (i) the aggregate face amount and issue price of all discount Commercial Paper Notes issued on that Business Day and the principal amount and the interest rate of all interest bearing Commercial Paper Notes issued on that Business Day, which statement shall include the serial number, in the case of Certificated Notes, or the CUSIP number, in the case of Book Entry CP Notes, issue date, maturity date and face amount thereof; and (ii) the aggregate face amount and issue price of all discount Commercial Paper Notes Outstanding and the aggregate principal amount and the interest rate of all interest bearing Commercial Paper Notes Outstanding at the close of business on such day. You shall furnish such information electronically or otherwise to DTFC, the Liquidity Agent and the Collateral Agent on that day and at such other times as DTFC, the Liquidity Agent or the Collateral Agent may from time to time reasonably request. To the extent that a written statement is the method of providing information, a copy of each statement referred to above and each Certificated Note issued shall be sent by you by either telecopy or overnight delivery service to DTFC, the Liquidity Agent and the Collateral Agent at their addresses specified herein, no later than the following Business Day.

         SECTION 5. Payment of Commercial Paper Notes at Maturity. (a) Each matured Commercial Paper Note presented to you for payment on any Business Day prior to the standard window closing time (as established by the rules of the New York Clearing House Association in effect from time to time) on such Business Day, shall be paid the same day in accordance with the provisions of paragraph (b) of this Section 5. Each matured Commercial Paper Note presented to you for payment on any Business Day after such time shall be paid on the next succeeding Business Day in accordance with the provisions of paragraphs
(b) and (c) of this Section 5.

         (b) You shall pay each matured Commercial Paper Note presented to you for payment prior to the close of business on any Business Day from funds available for such payment in the Commercial Paper Account (including funds from Commercial Paper Notes issued or to be issued on that day). If on any given day on which a Commercial Paper Note is scheduled to mature by its terms, upon receiving notice from the Dealers by 12:00 p.m. (New York City time) on such day specifying the amount of Commercial Paper Notes placed by such Dealers by that time on such day, and upon DTFC's determining that a Commercial Paper Deficit exists, DTFC shall give notice thereof to the Collateral Agent, not later than 12:15 p.m. (New York City time) on such day, and DTFC shall instruct the Collateral Agent to deliver a Borrowing Request to the Liquidity Agent for a Borrowing consisting of Refunding Advances, not later than 12:30 p.m. (New York City time) on the date of a proposed Borrowing, irrevocably requesting that a Borrowing be made in an aggregate principal amount (subject to the immediately following sentence) equal to the excess of (i) the Commercial Paper Deficit over (ii) the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefor in the Collateral Account or the Series 1998-1 Collection Account and the Termination Advance Account that are designated for payment of maturing Commercial Paper Notes. In accordance with and subject to the terms of the Liquidity Agreement, the proceeds of any Refunding Advances (and/or any Swing Line Advances) shall be remitted to the Commercial Paper Account not later than 3:00 p.m. (New York City time) on the date of the requested Borrowing. You shall apply the proceeds of any Refunding Advances and any Swing Line Advances obtained by you first to reimburse yourself for any advances made by you on any matured Commercial Paper Note and second to the payment of the Commercial Paper Notes in respect of which the Refunding Advances and Swing Line Advances were obtained.

         (c) If on any given day on which a Commercial Paper Note is scheduled to mature by its terms (after giving effect to funds deposited in the Commercial Paper Account pursuant to clause (b) above), a Commercial Paper Deficit exists, and the Aggregate Liquidity Commitment shall be fully drawn under the Liquidity Agreement, or is unavailable for reasons other than a failure to satisfy conditions precedent for such drawing, (i) if the Series 1998-1 Letter of Credit has not been terminated and LOC Termination Disbursements have not been made, you are hereby authorized and directed to notify the Collateral Agent to cause the Enhancement Agent to request LOC Liquidity Disbursements in an amount equal to the Commercial Paper Deficit, as it may be reduced after giving effect to funds received pursuant to clause (b) above, (up to the Series 1998-1 Letter of Credit Amount) in accordance with the provisions of the Collateral Agreement and (ii) if the Series 1998-1 Letter of Credit has been terminated and LOC Termination Disbursements have been made, then you are hereby authorized and directed to notify the Collateral Agent of the existence and amount of the Commercial Paper Deficit, as so reduced, and to instruct the Collateral Agent to cause the Enhancement Agent to withdraw an amount equal to the Commercial Paper Deficit (up to the amount then on deposit in the Series 1998-1 Cash Collateral Account) from the Series 1998-1 Cash Collateral Account in accordance with the provisions of the Collateral Agreement and deposit into the Commercial Paper Account such LOC Liquidity Disbursement or such withdrawal from the Series 1998-1 Cash Collateral Account. If a Commercial Paper Deficit continues to exist you shall cease paying matured and maturing Commercial Paper until such time as the Collateral Agent shall instruct you otherwise; it being understood that the purpose of such delay is to permit an equitable distribution of funds allocated to the Holders pursuant to the Collateral Agreement to be made pro rata according to the face amount of all Commercial Paper Notes Outstanding (as may be adjusted as determined by the Collateral Agent to compensate Holders for accrued interest to reflect delay in payment) rather than first to the earliest maturing Commercial Paper Notes. In accordance and subject to the terms of the Series 1998-1 Letter of Credit, the proceeds of such LOC Liquidity Disbursement or any such withdrawal from the Series 1998-1 Cash Collateral Account shall be remitted into the Commercial Paper Account not later than 4:00 p.m. (New York City time) on the date of the requested drawing. You shall apply the proceeds of any LOC Liquidity Disbursement or any such withdrawal from the Series 1998-1 Cash Collateral Account obtained by you first, to reimburse yourself for any advances made by you on any matured Commercial Paper Note and second, to the payment of the Commercial Paper Notes in respect of which LOC Liquidity Disbursements were obtained.

         If at the time any Commercial Paper Note is presented to you for payment there are insufficient funds on deposit and available in the Commercial Paper Account (after giving effect to transfers thereto, if any, from the Collateral Account or the Series 1998-1 Collection Account and from the Liquidity Lenders in the form of Refunding Advances and/or Swing Line Advances or from the Credit Enhancer in the form of LOC Liquidity Disbursements in accordance with paragraph (b) or (c) of this Section 5) to pay such Commercial Paper Note in full, you shall be entitled, but not required, to pay such Commercial Paper Note before your close of business that day and you shall thereupon be deemed and treated as the holder of such Commercial Paper Note and shall be entitled to receive payment for such Commercial Paper Note (from the proceeds of Refunding Advances, Swing Line Advances or LOC Liquidity Disbursements, as the case may be, or from any other source available in accordance with the Collateral Agreement for the payment of Commercial Paper Notes). DTFC shall pay you interest, upon your demand, on the amount paid by you to the holder of such Commercial Paper Note at a rate per annum equal to your corporate base rate in effect from time to time during the period from but excluding the date of payment made by you to and including the day you are reimbursed for such amount. Unless you are reimbursed for such amount by DTFC prior to your making demand for payment of such Commercial Paper Note, you shall promptly make demand for payment of such Commercial Paper Note.

         (d) DTFC hereby agrees to advise the Depositary by 9:30 a.m. (New York City time) on each Business Day on which Commercial Paper Notes are maturing of the aggregate amount of new Commercial Paper Notes, if any, anticipated to be placed by the Dealers. To the extent that the Depositary determines that a Commercial Paper Deficit exists between such aggregate amount and the aggregate amount of new Commercial Paper Notes that are actually placed by the Dealers as of 12:00 noon (New York City time) on such Business Day as reported to the Depositary, the Depositary will use its best efforts to contact DTFC with the amount of such Commercial Paper Deficit so as to determine whether a Commercial Paper Deficit exists.

         (e) Certificated Notes paid in full by you shall be canceled and held by you in safekeeping for disposition in accordance with written instructions to you by DTFC. Unless DTFC instructs you otherwise, you shall dispose of such Certificated Notes in accordance with your usual procedure.

         SECTION 6. Book Entry Commercial Paper Notes. (a) DTFC may elect to make the Commercial Paper Notes eligible for the book entry commercial paper program of DTC, in which case (i) DTFC will instruct the Depositary in writing to issue book entry Commercial Paper Notes ("Book Entry CP Notes") through DTC instead of, or in addition to, issuing certificated Commercial Paper Notes as hereinbefore provided, (ii) the Depositary will prepare for execution by DTFC and the Depositary DTC's current form Letter of Representations (the "Letter"), a copy of which is attached hereto as Exhibit D, (iii) DTFC will provide to the Depositary for submission with the Letter a copy of the information memorandum for DTFC's commercial paper program under which the Commercial Paper Notes are issued by the Depositary pursuant to this Agreement and (iv) DTFC will deliver the Letter to DTC's Legal

Department and will return to the Depositary a copy of the Letter after it has been received and accepted by DTC. The Depositary is authorized and directed to issue and settle through DTC Book Entry CP Notes in accordance with the applicable rules and procedures established by DTC and the Depositary for the issuance and settlement of book entry notes upon receipt by the Depositary of written instructions pursuant to clause (i) of the immediately preceding sentence. DTC's procedures with respect to the issuance of book entry notes (the "Book Entry Procedures"), among other things, currently provide that issuance of Book Entry CP Notes with a maturity date on a holiday on which DTC is scheduled to be closed for settlement services are not acceptable for deposit into DTC's CP Program. In the event there is any delay in the issuance of Book Entry CP Notes resulting from DTFC's instructions to the Depositary providing for the issuance of Book Entry CP Notes to mature on DTC holidays, the Depositary shall not be liable to DTFC, DTC or any beneficial owner of a Book Entry CP Note. Each Book Entry CP Note issued and distributed through DTC upon the instruction of a Designated Person from an Authorized Representative shall constitute DTFC's representation and warranty that such Book Entry CP
Note is a legal, valid and binding obligation of DTFC.

         (b) Once the Commercial Paper Notes have been accepted by DTC for DTC's commercial paper program and prior to the issuance and distribution of any Book Entry CP Notes, DTFC will deliver (i) to the Depositary, as custodian for DTC, the Master Note (the "Master Note") with respect to Book Entry CP Notes issued at a discount from face value to be paid at maturity and with respect to Book Entry CP Notes issued in interest bearing form (in the form of Exhibit E hereto), duly executed on behalf of DTFC by the manual or facsimile signature of an Authorized Signatory to evidence Book Entry CP Notes to be issued and distributed through DTC by the Depositary on behalf of DTFC (and the obligation of DTFC to provide for payment of such Book Entry CP Notes at their respective maturities) and (ii) to the Depositary, copies of all agreements entered into by DTFC required by DTC for participation in DTC's book entry commercial paper program. The Depositary shall maintain a record of each change in the face amount of Outstanding Book Entry CP Notes or, in the case of interest bearing Book Entry CP Notes the principal amount and the interest rate thereon represented thereby and the maturity dates thereof.

         (c) In accordance with DTC's book entry commercial paper program, the Depositary shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for the Book Entry CP Notes that will be issued through DTC as provided in the Letter, and the Depositary shall deliver such list to DTC. The Depositary shall instruct the CUSIP Service Bureau to bill DTFC for the fee or fees payable to CUSIP Service Bureau for such list of CUSIP numbers for book entry Commercial Paper Notes. The CUSIP numbers, as required by DTC's commercial paper program, will be assigned to DTFC's Book Entry CP Notes upon issuance and used to identify DTFC's Outstanding Book Entry CP Notes in DTC's book entry system.

         (d) On and after the date when the Commercial Paper Notes become eligible for DTC's book entry commercial paper program, the Depositary shall execute all instructions from DTFC to issue Commercial Paper Notes by, subject to the provisions of Section 3 of this Agreement, issuing and delivering only Book Entry CP Notes through DTC, except where the Depositary has been specifically instructed in writing by DTFC to complete and deliver one or more Certificated Notes.

         (e) In the event and on each occasion that DTFC agrees with a Holder that holds Book Entry CP Notes (a "Book Entry CP Holder") to prepay such Book Entry CP Holder's Book Entry CP Notes on deposit with DTC prior to the scheduled maturity of such Book Entry CP Notes, DTFC shall make arrangements with such Book Entry CP Holder and the Depositary for the delivery through the DTC system by the DTC participant holding such Commercial Paper Notes to the Depositary's designated account at DTC for payment.

         (f) DTFC may for any reason discontinue its participation in DTC's book entry commercial paper program with respect to the Commercial Paper Notes at any time upon not less than ten days prior written notice to the Depositary (with copies of such notice to the Dealers). In the event DTFC shall discontinue its participation in DTC's book entry commercial paper program, or DTC shall discontinue its services with respect to the Book Entry CP Notes, DTFC and the Depositary shall cooperate in taking appropriate action, including without limitation, if necessary, delivery of one or more Certificated Notes to any DTC participant having Book Entry CP Notes credited to its DTC account. In the event of such discontinuance of DTFC's participation in DTC's commercial paper program as herein described, and upon delivery of Certificated Notes in respect of all Book Entry CP Notes represented by the Master Note, the Depositary shall destroy such Master Note and provide DTFC with a duly executed certificate of destruction with respect to such Master Note. Upon written notice by DTFC to the Depositary of the discontinuance of DTFC's participation in DTC's book entry program with respect to the Commercial Paper Notes in respect of all Book Entry CP Notes represented by the Master Note, the Depositary shall destroy such Master Note and provide DTFC with a duly executed certificate of destruction with respect to such Master Note. Notice by DTFC to the Depositary of the discontinuance of DTFC's participation in DTC's book entry program with respect to the Commercial Paper Notes shall not constitute notice of termination of the Depositary's duties as issuing and paying agent for Certificated Notes under this Agreement.

         (g) All references in this Agreement to "Commercial Paper Notes" shall apply to and shall include any Book Entry CP Notes issued hereunder by DTFC. Any reference in this Agreement to authentication, completion and delivery of the Commercial Paper Notes shall, in the context of Book Entry CP Notes, be deemed to mean issuance of Commercial Paper Notes in accordance with DTC's and the Depositary's rules and procedures with respect to the Book Entry CP Notes and any reference to presentation of Commercial Paper Notes for payment shall, in the context of Book Entry CP Notes, be deemed to mean the procedure undertaken by DTC to make a demand for payment from DTFC (through the Depositary) of matured Book Entry CP Notes. References in this Agreement to "Holders" of the Commercial Paper Notes shall, in the context of Book Entry CP Notes, refer to the beneficial owners of such Book Entry CP Notes, except that in the case of payment of Book Entry CP Notes by the Depositary, the term "Holder" shall be deemed to refer to Cede & Co. Upon payment of all Outstanding Book Entry CP Notes represented by a Master Note, and upon request by DTFC, the Depositary shall destroy such Master Note, and provide DTFC with a duly executed certificate of destruction with respect to such Master Note.

         SECTION 7. Inspection of Documents by Commercial Paper Note Holders. You shall keep a fully executed or conformed copy of the Liquidity Agreement, the Collateral Agreement and this Agreement (together with all amendments, modifications, supplements, waivers and consents made or given with respect thereto which have been delivered to you by the Issuer), on file at your address set forth in Section 12 hereof. DTFC agrees to provide to you a copy of all such documents and any amendments thereto promptly following their execution. You shall permit reasonable inspection to be made of such documents during normal business hours by the Holder of any Commercial Paper Note or by any officer, employee or agent of such Holder, provided that the person purporting to be such Holder establishes to your satisfaction that he is in fact such Holder of such Commercial Paper Note and, in cases where inspection is sought to be made by a person purporting to be an officer, employee or agent of such Holder, that such person submits evidence satisfactory to you of his authority to make such inspection on behalf of the Holder of such Commercial Paper Note.

         SECTION 8.  Expenses and Indemnity.  DTFC agrees:

                 (a) to pay to you from time to time reasonable compensation for all services rendered by you hereunder, which are subject to change as circumstances may warrant as set forth in Exhibit G hereto, including for the issuance of Book Entry CP Notes through DTC, and to reimburse you for expenses, disbursements and advances (if any), in each case as mutually agreed upon;

                 (b) to indemnify you (which for purposes of this Section 8 shall include your directors, officers, employees and agents) for, and hold you harmless from and against, any and all losses (except your loss of profit), liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, reasonable out-of-pocket costs and expenses (including, without limitation, interest and reasonable attorneys' fees and disbursements, but excluding costs and expenses attributable solely to administrative overhead) arising out of, in connection with, or resulting from the review, execution and delivery of this Agreement or any amendment hereto, or in connection with, the exercise of your rights and/or the performance of your duties, by you or by your directors, officers, agents and employees, hereunder; provided, however, that DTFC shall not be liable to indemnify you for, or hold you harmless from, damage, cost and expense resulting from or attributable to your gross negligence or willful misconduct or that of your officers, employees or agents. The foregoing indemnity will survive the termination or expiration of this Agreement and your resignation or removal as Depositary and issuing and paying agent, and includes, but is not limited to, any action taken or omitted to be taken by you upon telephonic, electronic or written instructions (authorized herein) received by you from, or believed by you in good faith to have been given by, the proper person or persons; provided further, that any claims arising hereunder shall be limited by the provisions of Section 20 hereof.

         SECTION 9. Representations and Warranties. In addition to any other representations and warranties on the part of DTFC contained herein, DTFC hereby represents and warrants to you that its entry into this Agreement, and your appointment by DTFC as depositary and issuing and paying agent and, in certain circumstances, as agent with respect to the Commercial Paper Notes, have been duly authorized by all necessary corporate action on the part of DTFC and will not result in any violation, breach or contravention of any law, rule, regulation, order, contract or agreement binding upon DTFC which has a Material Adverse Effect, or may in the future have a Material Adverse Effect on, the business, financial condition or operations of DTFC or the performance by DTFC of its obligations under any of the CP Program Documents to which it is a party. In addition, DTFC represents and warrants, and each instruction to issue Commercial Paper Notes will constitute a representation and warranty, that the issuance of the Commercial Paper Notes, including, if the Commercial Paper Notes become eligible for deposit as book entry only in DTC's commercial paper program, the issuance of Book Entry CP Notes and the execution of any instruments or documents required by DTC in connection therewith, has been duly and validly authorized by all necessary corporate action, and that the Commercial Paper Notes, when completed, countersigned and delivered pursuant hereto, will constitute DTFC's legal, valid and binding obligation enforceable against DTFC in accordance with their terms, are not required to be registered under the Securities Act of 1933, as amended, and from applicable state securities laws and will be in conformity with the terms of the Liquidity Agreement.

         SECTION 10. Term and Termination. (a) The term of this Agreement (except for the provisions of Sections 8, 20 and 21 which shall survive indefinitely and the provisions of Section 18, which shall survive for the period set forth therein) shall extend from the date hereof and shall end on the earliest of:

                 (i) the date on which all Commercial Paper Notes have been repaid, the Aggregate Liquidity Commitment has terminated and the Series 1998-1 Letter of Credit Expiration Date has occurred, subject to the conditions set forth in paragraph (d) of this Section 10; and

                 (ii) the date of termination specified in any termination notice given pursuant to paragraph (b) of this Section 10.

         Any Commercial Paper Notes Outstanding on the date of any termination of this Agreement pursuant to paragraphs (a) or (b) of this Section 10 shall nevertheless remain valid obligations of DTFC, and the provisions of this Agreement shall continue to be applicable with respect to the payment of such Commercial Paper Notes to the same extent as if this Agreement had not terminated.

         (b) Either you or DTFC may terminate this Agreement and the authority granted to you herein, at any time upon not less than thirty Business Days' prior written notice given to the other parties hereto specifying the termination date hereof (which shall not occur on the date of maturity of any Commercial Paper Notes nor the Business Day next preceding any such date). Notwithstanding the preceding sentence, no termination of this Agreement shall take effect until a successor to the Depositary has been duly appointed, unless all outstanding Commercial Paper Notes have been paid in full and no amounts are due to Commercial Paper holders. You may petition a court of competent jurisdiction if no such appointment is made within 30 Business Days of your termination notice. No successor to the Depositary may be appointed, however, if such appointment shall result in the withdrawal or reduction of any rating assigned to the Commercial Paper Notes. Upon the termination of this Agreement under paragraph (a) of this Section or this paragraph (b), you shall promptly deliver to DTFC or your successor, if one is appointed, all Commercial Paper Notes (including any Master Note) then held by you hereunder for DTFC's account for safekeeping, against receipt by DTFC or such successor, and shall cause to be deposited in the Collateral Account, upon advice to DTFC, the Liquidity Agent and the Collateral Agent, all funds, if any, then on deposit in, or otherwise to the credit of, the Commercial Paper Account.

         (c) No Commercial Paper Notes shall be delivered to you by DTFC for safekeeping or issuance hereunder nor shall any Certificated Notes be authenticated or delivered to any Dealer or any applicable holder or any Book Entry Issuance Instruction be issued by you upon the termination of this Agreement and the authority granted to you herein.

         (d) Notwithstanding any termination of this Agreement, the Depositary (or the successor to the Depositary if one has been appointed) shall maintain the Commercial Paper Account until the earlier of the first anniversary of the date of termination of this Agreement and the date on which the Commercial Paper Notes Outstanding have been paid in full and apply any amounts in the Commercial Paper Account to repay Commercial Paper Notes as they mature. Pending disbursement of such amounts to repay maturing Commercial Paper Notes, the Depositary or the Collateral Agent, as the case may be, shall invest such amounts in Eligible Investments designated in writing by DTFC which mature not later than the anticipated date or dates on which Commercial Paper Notes mature, such written designation to certify that the requested investment constitutes an Eligible Investment and matures at the time required by this sentence. Any investment earnings on Eligible Investments shall be released to DTFC after payment in full of all Commercial Paper Notes Outstanding.

         SECTION 11. Amendments and Modifications. (a) No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless (i) the same shall be in writing and signed by all of the parties hereto and consented to in writing by the Dealers, the Liquidity Agent on behalf of the Majority Banks and the Collateral Agent, and (ii) S&P, Moody's and DCR have confirmed in writing that their respective ratings on the Commercial Paper Notes will not be lowered or withdrawn as a result of any such amendment, modification, termination or waiver. No such amendment, modification, termination or waiver shall, as evidenced by an opinion of counsel delivered to the Depositary by the Issuer upon which it may conclusively rely, adversely affect the rights of the Holder or Holders of any Commercial Paper Notes Outstanding at the time of such amendment, modification, termination or waiver unless consented to in writing by such Holder or Holders.

         Notwithstanding the foregoing provisions of this Section 11(a), the Dealers, the Liquidity Agent and the Collateral Agent may with the written consent of the Depositary, at any time and from time to time, without the consent of the Majority Banks, enter into any amendment, supplement or other modification to this Agreement to cure any apparent ambiguity or to correct or supplement any other provision herein; provided, however, that (i) any such action shall not have a material adverse effect as evidenced by an opinion of counsel delivered to the Depositary by the Issuer on the interests of the Liquidity Lenders and (ii) a copy of such amendment, supplement or other modification is furnished to each Liquidity Lender in accordance with the notice provisions of the Liquidity Agreement not later than ten days prior to the execution thereof by the parties hereto.

         (b) Contemporaneously with any amendment, modification, termination or waiver of any provision of the Liquidity Agreement, the Collateral Agreement or any other CP Program Document, DTFC shall give notice to you summarizing such action and shall furnish you with a fully executed and conformed copy of such amendment, modification, waiver or consent. No amendment of any of the foregoing agreements which could reasonably be expected to have a material adverse effect on your rights, duties or powers hereunder shall be effective against you without your written consent.

         SECTION 12. Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to any party hereunder shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below, or at any other address or facsimile number, as the case may be, as such party may notify the other parties hereto in accordance with the provisions of this Section 12. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

         If to the Depositary:

                 Bankers Trust Company
                 4 Albany Street
                 New York, New York 10006

                 Attention:       Corporate Trust and Agency Group/Commercial
                 Paper Group Telephone:       (212) 250-3939
                 Telecopier:                  (212) 669-5970

         If to DTFC:

                 Dollar Thrifty Funding Corp.
                 5330 East 31st Street
                 Tulsa, Oklahoma 74135

                 Attention:       Michael H. McMahon
                 Telephone:       918-669-3914
                 Telecopier:      918-669-2925

         If to the Collateral Agent:

                 Bankers Trust Company
                 4 Albany Street
                 New York, New York 10006

                 Attention:       Corporate Trust and Agency Group/Commercial
                 Paper Group Telephone:       (212) 250-3939
                 Telecopier:                  (212) 669-5970


         If to the Liquidity Agent:

                 Credit Suisse First Boston
                 Eleven Madison Avenue
                 New York, New York 10010-3629

                 Attention:       Asset Finance Department
                 Telephone:       (212) 325-9078
                 Telecopier:      (212) 325-6677

         If to the Dealers:

                 Credit Suisse First Boston Corporation
                 Eleven Madison Avenue
                 New York, New York 10010-3629

                 Attention:       Short and Medium Finance Department
                 Telephone:       (212) 325-7198
                 Telecopier:      (212) 325-8183

                 Chase Securities Inc.
                 270 Park Avenue, 9th Floor
                 New York, New York 10017

                 Attention:       Money Market Division
                 Telephone:       (212) 834-5070
                 Telecopier:      (212) 834-6560


         If to S&P:

                 Standard & Poor's Ratings Group
                 26 Broadway, 15th Floor
                 New York, New York  10004

                 Attention:       Asset Backed Surveillance Department
                 Telephone:       (212) 208-8000
                 Telecopier:      (212) 412-0225

                 If to Moody's:

                 Moody's Investors Service, Inc.
                 99 Church Street
                 New York, New York  10007

                 Attention:       ABS Monitoring Department
                 Telephone:       (212) 553-0300
                 Telecopier:      (212) 553-4600

         If to DCR:

                 Duff & Phelps Credit Rating Co.
                 55 East Monroe Street, Suite 3800
                 Chicago, Illinois 60603

                 Attention:       John Bella
                 Telephone:       (312) 368-3100
                 Telecopier:      (312) 263-2852


         SECTION 13. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign any of its rights or obligations hereunder (other than in connection with the appointment of a successor to the Depositary under Section 10 or by DTFC pursuant to the Collateral Agreement) except with (i) the prior written consent of all parties hereto and (ii) the prior written confirmation of S&P, Moody's and DCR that their respective rating on the Commercial Paper Notes will not be lowered or withdrawn.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SECTION 15.  Execution in Counterparts.   This Agreement may be
executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 16. Conditions Precedent. The Depositary shall execute this Agreement upon satisfaction of the following conditions precedent:

                 (a) Delivery by DTFC to the Depositary of execution copies of this Agreement, the Liquidity Agreement, the Collateral Agreement and the Series 1998-1 Letter of Credit.

                 (b) Delivery by DTFC to the Depositary of (i) a legal opinion on the enforceability of this Agreement, the enforceability of the Commercial Paper Notes when issued, the enforceability of the Collateral Agreement under New York State law, the exemption of the Commercial Paper Notes from registration under the Securities Act of 1933 and the exemption of DTFC from the Investment Company Act of 1940 reporting requirements and (ii) its incumbency certificate in the form of Exhibit B.

         SECTION 17. Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         SECTION 18. No Petition. You, in your capacity as Depositary hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all Commercial Paper Notes Outstanding, you will not institute against, or join any other Person in instituting against, DTFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that you take action in violation of this
Section 18, DTFC agrees, for the benefit of the Holders, that it shall file, an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by you against DTFC or the commencement of such action and raise the defense that you have agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 18 shall survive the termination of this Agreement, and your resignation or removal as Depositary and issuing and paying agent.

         SECTION 19. Duties and Responsibilities. It is understood that you are acting as agent of DTFC. Neither you nor any of your officers, directors, employees or agents shall be liable for any action taken or omitted to be taken by you or them hereunder except for acts of gross negligence or willful misconduct by your officers, employees or agents. Neither the Depositary nor its officers or employees shall be required to ascertain whether any issuance or sale of Commercial Paper Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which DTFC is a party (whether or not the Depositary is a party to such other agreement). You undertake to perform such duties and only such duties as are set forth in this Agreement and no implied covenants shall be read into this Agreement against you and you make no representations or warranties with respect to the valuation or adequacy of the Depositary's collateral. The Depositary shall also not be liable for any action taken, or any failure to take any action in connection with this Agreement or the services provided hereunder or otherwise to fulfill its obligations in connection with this Agreement, in the event and to the extent that the taking of such action or such failure arises out of or is caused by mechanical breakdown, computer or system failure or other failure of equipment, failure or malfunctioning of any communications media for whatever reason, or any other cause outside of the control of the Depositary, provided that the Depositary undertakes to use reasonable efforts to cure any such failure or breakdown of the Depositary's equipment. It is understood by DTFC that provision of services under this Agreement is dependent upon the availability to the Depositary and DTFC of telecommunication facilities provided by third party vendors and that the Depositary cannot warrant such availability.

         You shall incur no liability in acting within the scope of this Agreement on any notice or instruction, telephonic or written, given hereunder which a Designated Person believes in good faith to have been given by an Authorized Representative or by the Liquidity Agent or the Collateral Agent; nor shall you in so acting assume or be deemed to have assumed any responsibility for the propriety of any transaction effected by you under, or the compliance of any such transaction with the Liquidity Agreement or any CP Program Document. Your countersignature of any Commercial Paper Note shall be for authentication purposes only and neither you nor any person countersigning on your behalf shall have any liability on any Commercial Paper Note.

         You may rely and shall be protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, Commercial Paper Note or other instrument, paper or document believed by you to be genuine. You shall not be liable for acting upon any telephone communication authorized by this Agreement which you believe in good faith to have been given by DTFC or any authorized party hereunder. You may record telephone communications with DTFC or any authorized party hereunder.

         Anything in this Agreement to the contrary notwithstanding, in no event shall you, or any of your directors, officers, employees or agents, be liable under this Agreement to DTFC or any third party for indirect, special, punitive, incidental or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to you, or any such director, officer, employee or agent. In no event shall the Depositary be considered negligent in consequence of complying with DTC's rules, regulations and procedures.

         You may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, offered or omitted by you hereunder in good faith and in reliance thereon.

         No prior action or course of dealing on your part with respect to advances of the purchase price or payments of matured commercial paper shall give rise to any claim or cause of action by the Issuer, any holder, or any other party against you in the event that you refuse to pay or settle any Commercial Paper Notes for which the Issuer has not timely provided funds as required by this Agreement.

         You in your individual or any other capacity, may become the owner or pledgee of Commercial Paper Notes or a participant in the credit provided under the Liquidity Agreement or the Series 1998-1 Letter of Credit and may otherwise transact banking or trust business with any of the parties with the same rights as you would have if you were not acting hereunder.

         Except as otherwise expressly provided herein, whenever, in the administration of this Agreement, you shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an Authorized Representative, and such certificate shall be full warranty to you for any action taken, suffered or omitted under the provisions of this Agreement upon the faith thereof.

         Except as otherwise provided herein, the Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, including, without limitation, the Sub-Agent, or attorneys; provided, however, that the Depositary shall not be responsible for the acts of DTC but shall be responsible only for the selection of other agents with due care. DTFC hereby acknowledges the interest of DTC in the Commercial Paper Notes and Certificated Notes. The Depositary shall be under no liability for interest on any moneys received by the Depositary hereunder except as the Depositary may agree with DTFC to pay thereon.

         SECTION 20. No Recourse. The obligations of DTFC under this Agreement are solely the corporate obligations of DTFC. No recourse shall be had for the payment of any amount owing in respect to Section 8 hereof or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any Dealer or against any shareholder, employee, officer, director or incorporator of DTFC. For purposes of this
Section 20, the term "Dealer" shall mean and include all Affiliates thereof and any employee, officer, director, incorporator, shareholder, affiliate or beneficial owner of any of them; provided, however, that neither the Depositary nor DTFC shall be considered to be an Affiliate of any Dealer for purposes of this Section 20.

         SECTION 21. Limited Recourse to DTFC. Notwithstanding any other provision of this Agreement, the Depositary agrees that the obligations of DTFC to the Depositary hereunder shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of the Collateral Agreement. Such obligations shall be due and payable to the extent that DTFC's assets are sufficient to pay such obligations. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of DTFC; provided, however, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. No claims of the Depositary (whether under the cited provision or otherwise) arising under or in connection with this Depositary Agreement are intended to be impaired or waived by this Section 21.

         SECTION 22. Merger or Consolidation. Any corporation or other entity into which the Depositary may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any Person or entity succeeding to the corporate trust or agency business of the Depositary, shall be the successor of the Depositary hereunder (without relieving the Depositary of its responsibilities hereunder if it survives such merger, conversion, consolidation or succession) without the execution or filing of any paper or any further act on the part of any party hereto, anything to the contrary notwithstanding; provided, however, that (a) upon the request of DTFC, the Collateral Agent or the Liquidity Agent, such corporation, entity or successor shall execute an assumption agreement providing for the assumption by such corporation, entity or successor of the rights and obligations of the Depositary in a form reasonably satisfactory to DTFC, the Collateral Agent and the Liquidity Agent and (b) the Depositary shall give the Rating Agencies prior written notice of such merger, conversion, consolidation or succession.

         SECTION 23. Amortization Event. If the Depositary shall have been notified by DTFC, the Liquidity Agent, any Liquidity Lender or the Collateral Agent that an Amortization Event shall have occurred, the Depositary shall notify the Liquidity Agent and the Collateral Agent in writing as soon as possible upon payment in full of all Commercial Paper Notes Outstanding or the receipt of funds in the amount required to pay all Commercial Paper Notes Outstanding upon maturity.

         SECTION 24. Entire Agreement. This Agreement together with the exhibits attached hereto, constitutes the entire understanding among the parties hereto with respect to the Depositary. This Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof.

         SECTION 25. Waiver of Set-Off. The Depositary hereby waives and relinquishes any right it has or may have to set-off or to exercise any banker's lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of DTFC therein or with respect to any right to payment from DTFC, it being understood, however, that nothing contained in this Section 25 shall, or is intended to, derogate from the assignment and security interest granted to the Collateral Agent under the Collateral Agreement or impair any rights of the Holders, the Depositary or the Collateral Agent thereunder.

         SECTION 26. Additional Notice. DTFC shall give prompt written notice to each Rating Agency if it is required to make a payment hereunder to the Depositary with respect to increased costs of the Depositary or indemnification obligations to the Depositary.

         SECTION 27. Opinion of Counsel. On the Closing Date, the Issuer shall deliver to you all documents you may reasonably request relating to corporate existence and authority to enter into this Agreement, including, without limitation, an opinion of counsel to that effect.

         SECTION 28. Force Majeure. In no event shall you be liable for any failure or delay in the performance of your obligations hereunder because of circumstances beyond your control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations, or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, and other causes beyond your control whether or not of the same class or kind as specifically named above.

         SECTION 29 Jurisdiction and Venue. Each party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City and of any appellate court from any thereof for the purposes of any legal suit, action or proceeding arising out of or relating to this Agreement (a "Proceeding"). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum to the maintenance of any Proceeding.

         If the foregoing is acceptable to you, please indicate your agreement therewith by signing this or a duplicate counterpart of this Agreement in the space provided below, and returning this or such duplicate signed counterpart to DTFC, whereupon this Agreement will become a binding agreement between us and you.



                                        DOLLAR THRIFTY FUNDING CORP.


                                        By:
                                           ---------------------------
                                          Name:
                                          Title:

ACCEPTED AND AGREED:

BANKERS TRUST COMPANY,
  as Depositary


By:
   -----------------------------
  Name:
  Title:


CONSENTED TO:

CREDIT SUISSE FIRST BOSTON,
  as Liquidity Agent

By:
  ------------------------------
  Name:
  Title:


By:
   -----------------------------
  Name:
  Title:

CONSENTED TO:

BANKERS TRUST COMPANY,
  as Collateral Agent


By:
   -----------------------------
  Name:
  Title:

                                                                       EXHIBIT A
                                                     to the Depositary Agreement


                          DOLLAR THRIFTY FUNDING CORP.
                             COMMERCIAL PAPER NOTE


                                                        No.


$                                                  Issuing Date:

         For value received, DOLLAR THRIFTY FUNDING CORP. ("DTFC") promises to pay to the order of BEARER, the sum of _______________ ____________________
DOLLARS ($________) plus accrued interest at a rate per annum of ___% (in the case of an interest bearing Commercial Paper Note) payable at the principal corporate trust office in New York, New York of Bankers Trust Company.

         Payment of this Commercial Paper Note shall be made at the office of Bankers Trust Company (the "Depositary") at 4 Albany Street, New York, New York 10006, pursuant to a certain Depositary Agreement dated as of March 4, 1998, as it may from time to time be amended or modified and in effect (the "Depositary Agreement") between DTFC and the Depositary, by 3:00 p.m. (New York City time) on any Business Day, provided that this Commercial Paper Note is presented for payment not later than the standard window closing time (as established by the rules of the New York Clearing House Association in effect from time to time) on such Business Day. If this Commercial Paper Note is presented for payment after 2:00 p.m. (New York City time) on a Business Day, payment will be made on the next succeeding Business Day. "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in New York City. Capitalized terms not otherwise defined herein are used herein with the meanings assigned thereto in the Depositary Agreement.

         The holder of this Commercial Paper Note is entitled to the benefits of a certain Collateral Agreement made by DTFC in favor of Bankers Trust Company, as Collateral Agent. By accepting the benefits of the security interest granted therein, the holder of this Commercial Paper Note hereby irrevocably authorizes the Collateral Agent to take such action on behalf of such holder under the provisions of the Collateral Agreement and the related documents to exercise such powers and perform such duties as are expressly delegated to it by the terms thereof, together with such other powers as are reasonably incidental thereto.

         DTFC has delivered to the Depositary the Collateral Agreement, the Liquidity Agreement, the Depositary Agreement and other CP Program Documents (including any amendments thereto) and they are on file with the Depositary at its office at 4 Albany Street, New York, New York 10006, and reference is made to such documents for the terms under which this Commercial Paper Note has been issued, the collateral security for this Commercial Paper Note, the rights and duties of the Collateral Agent and the terms of the Liquidity Agreement and the Series 1998-1 Letter of Credit.

         THIS COMMERCIAL PAPER NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


                                        DOLLAR THRIFTY FUNDING CORP.

                                        By:
                                           -------------------------
                                             Authorized Signature


Countersigned for authentication only (without recourse, warranty or liability):

BANKERS TRUST COMPANY,
  as Depositary


By:
    -----------------------
     Authorized Signature

         This Commercial Paper Note is not valid for any purpose unless countersigned by Bankers Trust Company, as Depositary.

                                                                       EXHIBIT B
                                                     to the Depositary Agreement



                             INCUMBENCY CERTIFICATE


Bankers Trust Company
4 Albany Street
New York, New York 10006

Attention: Corporate Trust and Agency Group / Commercial Paper Group

Ladies and Gentlemen:

         This is to certify that, until such time as you shall have received from Dollar Thrifty Funding Corp. ("DTFC") a subsequent Incumbency Certificate or written notice to the contrary (i) each of the persons listed on Appendix B-1 hereto is an "Authorized Signatory" and is authorized to execute Commercial Paper Notes and (ii) each of the persons listed on Appendix B-2 hereto is an "Authorized Representative" and is authorized to act and to give instructions and notices on behalf of DTFC under Section 2 of the Depositary Agreement, dated as of March __, 1998, entered into between DTFC and Bankers Trust Company, as it may from time to time be amended or modified and in effect.


Date:  __________________

           DOLLAR THRIFTY FUNDING CORP.

           By:
              -------------------------
              Name:
              Title:

                                                                    APPENDIX B-1



                             Authorized Signatories

         NAME                              TITLE                    SIGNATURE
 (please type or print)


---------------------------    ------------------------    --------------------


---------------------------    ------------------------    --------------------


---------------------------    ------------------------    --------------------


---------------------------    ------------------------    --------------------


---------------------------    ------------------------    --------------------



Mailing Address:




Telecopier:

                                                                    APPENDIX B-2



                           Authorized Representatives

         NAME                              TITLE                    SIGNATURE
 (please type or print)


---------------------------    ------------------------    --------------------


---------------------------    ------------------------    --------------------


---------------------------    ------------------------    --------------------


---------------------------    ------------------------    --------------------


---------------------------    ------------------------    --------------------



Mailing Address:




Telecopier:

                                                                       EXHIBIT C
                                                     to the Depositary Agreement

                                    Reserved

                                                                       EXHIBIT D
                                                     to the Depositary Agreement

                           LETTER OF REPRESENTATIONS

                                                                       EXHIBIT E
                                                     to the Depositary Agreement




                          FORM OF COMMERCIAL PAPER MASTER NOTE



March   , 1998
  Date of Issuance


Dollar Thrifty Funding Corp. ("DTFC") a corporation existing under the laws of the State of Oklahoma, for value received, hereby promises to pay to Cede & Co., as nominee of the Depository Trust Company, or to registered assigns: (i) the principal amount, together with unpaid accrued interest thereon, if any, on the maturity date of each obligation identified on the records of DTFC (the "Underlying Records"), as being evidenced by this Master Note, which Underlying Records are maintained at Bankers Trust Company (the "Depositary"); (ii) interest on the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records; and (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified on the Underlying Records. Payments shall be made by wire transfer to the registered owner from the Depositary without the necessity of presentation and surrender of this Master Note.


               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS
              OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and binding obligation of DTFC.


                                        DOLLAR THRIFTY FUNDING CORP.


                                        By:
                                           ---------------------------
                                          Name:
                                          Title:

Countersigned for authentication only:

BANKERS TRUST COMPANY,
  as Depositary

By:
   -------------------------------
  Name:

   Title:
At the request of the registered owner, DTFC shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto


    -----------------------------------------------------------------------
         (Name, Address and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Master Note on the books of the Issuer with full power or substitution in the premises.

Dated:
                                        ---------------------------
                                               (Signature)

Signature(s) Guaranteed:

                                        NOTICE:  The signature on this
                                                  assignment must correspond
                                                  with the name as written upon
                                                  the face of this Master Note,
                                                  in every particular, without
                                                  alteration or enlargement or
                                                  any change whatsoever.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO DOLLAR THRIFTY FUNDING CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT F
                                                     to the Depositary Agreement

                                Noteline Direct


         The Issuer is granted a personal, non-transferable and non-exclusive right to use the instruction and reporting communication service Noteline Direct ("Noteline Direct") to transmit through the Noteline Direct system Instructions made pursuant to the Agreement. The Issuer may, by separate agreement between the Issuer and one or more of its commercial paper dealers or sales agents (each an "Agent"), authorize the Agent (in each case other than the Depositary) to directly access Noteline Direct for the purposes of transmitting Instructions to the Depositary or obtaining reports with respect to the obligations of the Issuer under the Agreement (the "Obligations").

         The Issuer acknowledges that (a) some or all of the services utilized in connection with Noteline Direct are furnished by Digital Transactions Inc. ("DTI"), Dynamic Microprocessor Associates Inc. ("DMA") and Bankers Trust Company, (b) Noteline Direct is provided to the Issuer "AS IS" without warranties or representations of any kind whatsoever by DTI, DMA or the Depositary, and (c) Noteline Direct is proprietary and confidential property disclosed to the Issuer in confidence and only on the terms and conditions and for purposes set forth in this Agreement.

         By this Agreement, the Issuer acquires no titles, ownership or sublicensing rights whatsoever in Noteline Direct or in any trade secret, trademark, copyright or patent of the Depositary, DTI, or DMA now or to become applicable to Noteline Direct. The Issuer may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute Noteline Direct for any purpose without the prior written consent of the Depositary and, where necessary, DTI and DMA.

         In the event (a) any action is taken or threatened which may result in a disclosure or transfer of Noteline Direct or any part thereof, other than as authorized by this Agreement, or (b) the use of any trademark, trade name, service mark service name, copyright or patent of the Depositary, DTI or DMA by the Issuer amounts to unfair competition, or otherwise constitutes a possible violation of any kind, then the Depositary and/or DTI and/or DMA shall have the right to take any and all action deemed necessary to protect their rights in Noteline Direct, and to avoid the substantial and irreparable damage which would result from such disclosure, transfer or use, including the immediate termination of the Issuer's right to use Noteline Direct.

         To permit the use of Noteline Direct to issue instructions and/or obtain reports with respect to the obligation, the Depositary will supply the Issuer with an identification number and initial passwords. From time to time thereafter, the Issuer may change its passwords directly through Noteline Direct. The Issuer will keep all information relating to its identification number and passwords strictly confidential and will be responsible for the maintenance of adequate security over its customer identification number and passwords. For security purposes, the Issuer should change its passwords frequently (at least one a year).

         Instructions transmitted over Noteline Direct and received by the Depositary pursuant to the Agreement accompanied by the Issuer's identification number and the passwords, shall be deemed conclusive evidence that such Instructions are correct and complete and that the issuance or redemption of the Obligation(s) directed thereby has been duly authorized by the Issuer.

                                                                       EXHIBIT G
                                                     to the Depositary Agreement

                                   FEE LETTER